Exhibit (q)(1)

POWER OF ATTORNEY

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

The undersigned constitutes Brian Muench, Amanda Farren, John Hite, Doug Hodgson, and James Nelson, individually, as his true and lawful attorney, with full power to each of them to sign for him, in his name and in his capacity as a Trustee of the Allianz Variable Insurance Products Trust (the “Trust”), any registration statement of the Trust on Form N-1A (file no. 333-83423) (the “Registration Statement”), and any and all amendments thereto, and any other filing of the Trust with the Securities and Exchange Commission requiring the signature of a Trustee of the Trust under the Securities Act of 1933 and/or the Investment Company Act of 1940 for the purpose of complying with the registration or other filing requirements set forth therein.

This Power of Attorney authorizes the above individuals to sign the Registration Statement and such other filings in the name of the undersigned in his capacity as Trustee of the Trust, and only in such capacity, and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed as an exhibit to the Registration Statement or any amendment to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 24th day of April, 2026.

/s/ Eric S. Levy
Eric S. Levy